Exhibit  16.1

                                                       Horwath  Gelfond
                                                       Hochstadt Pangburn, P.C.
                                                       1600 Broadway, Suite 2500
                                                       Denver,  Co  80202-4925
                                                       Tel.  303-831-5000
                                                       Fax.  303-831-5032


October 2, 2002

Securities and Exchange Commission
450  5th  Street,  N.W.
Washington,  D.C.  20549


RE:  AgroCan  Corporation

We have read the statements that we understand AgroCan Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

/s/ Horwath Gelfond Hochstadt Pangburn, P.C.
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